Exhibit 1.1

EXECUTION VERSION

PRICING AGREEMENT

Citigroup Global Markets Inc.

UBS Securities LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901-3707

March 24, 2008

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 23, 2006 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters,

this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

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Very truly yours,

The Hershey Company

By	/s/ Humberto P. Alfonso
Name: Humberto P. Alfonso
Title: Senior Vice President, Chief Financial Officer

By	/s/ Rosa C. Stroh
Name: Rosa C. Stroh
Title: Vice President, Treasurer

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Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

UBS Securities LLC

By:	/s/ Jordan Matusow
Name: Jordan Matusow
Title: Director

By:	/s/ Christian Stewart
Name: Christian Stewart
Title: Managing Director

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Citigroup Global Markets Inc.	$75,000,000
UBS Securities LLC	75,000,000
Banc of America Securities LLC	25,000,000
Daiwa Securities America Inc.	15,625,000
PNC Capital Markets LLC	15,625,000
Barclays Capital Inc.	14,375,000
The Williams Capital Group, L.P.	13,125,000
CIBC World Markets Corp.	8,125,000
J.P. Morgan Securities Inc.	8,125,000

Total	$250,000,000

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

5.000% Notes due April 1, 2013 (“Designated Securities”)

Aggregate Principal Amount:

$250,000,000.

Price to Public:

99.488% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 27, 2008.

Purchase Price to Underwriters:

99.138% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 27, 2008. The selling concession shall be 0.200% and the reallowance concession shall be 0.125%, in each case of the principal amount of the Designated Securities.

Indenture:

Indenture dated as of September 16, 2005, between the Company and U.S. Bank National Association (as successor to CITIBANK, N.A.), as Trustee.

Maturity:

April 1, 2013.

SCHEDULE II – Page 1

Interest Rate:

5.000% from and including the original issue date.

Interest Payment Dates:

April 1 and October 1, of each year, commencing on October 1, 2008.

Interest Payment Record Dates:

March 15 and September 15 of each year.

Redemption Provisions:

At the election of the Company, at a redemption price equal to (1) the principal amount of the Designated Securities being redeemed, plus accrued interest to the date of redemption and (2) the “Make Whole Amount”, as such term is defined in the Prospectus Supplement dated March 24, 2008 (the “Prospectus Supplement”), if any.

Reinvestment Rate Spread for Make Whole Amount:

T + 0.375%.

Change of Control Offer:

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement), the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the principal amount plus accrued interest to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated March 24, 2008 to the Prospectus dated May 9, 2006.

Time of Delivery:

9:00 a.m. (EDT), March 27, 2008.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

SCHEDULE II – Page 2

Names and addresses of Representatives:

Citigroup Global Markets Inc.

Attention: General Counsel

388 Greenwich Street

New York, New York 10013

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901-3707

Address for Notices:

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901-3707

Applicable Time:

(For purposes of the Underwriting Agreement):

5:00 p.m. (EDT), March 24, 2008.

SCHEDULE II – Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated March 24, 2008, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated March 24, 2008

THE HERSHEY COMPANY

$250,000,000 5.000% NOTES DUE APRIL 1, 2013

Name of Issuer:	The Hershey Company

Title of Securities:	5.000% Notes due April 1, 2013 (“Notes”)

Aggregate Principal Amount:	$250,000,000

Issue Price (Price to Public):	99.488% of principal amount

Maturity:	April 1, 2013

Coupon (Interest Rate):	5.000%

Benchmark Treasury:	UST 2.750% due February 2013

Spread to Benchmark Treasury:	250 basis points (2.500%)

Benchmark Treasury Price and Yield:	$100-19+ 2.617%

Yield to Maturity:	5.117%

Interest Payment Dates:	April 1 and October 1of each year, commencing on October 1, 2008

Interest Payment Record Dates:	March 15 and September 15 of each year

Redemption Provision:	Treasury plus 37.5 basis points

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Net Proceeds to The Hershey Company:	$247,845,000

Legal Format:	SEC Registered (Registration No. 333-133938)

Settlement Date:	T + 3 days; March 27, 2008

Joint Book-Running Managers:	Citigroup Global Markets Inc.; UBS Securities LLC

Senior Co-Manager:	Banc of America Securities LLC

Co-Managers:	Barclays Capital Inc.; CIBC World Markets Corp.; Daiwa Securities America Inc.; J.P. Morgan Securities Inc.; PNC Capital Markets LLC; The Williams Capital Group, L.P.

CUSIP:	427866 AQ1

ISIN:	US427866AQ16

Common Code:	035539646

Ratings:	A2 / A

SCHEDULE III(b) – Page 1

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-133938).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC toll-free at 1-877-827-6444 ext. 561-3884 or Citigroup Global Markets Inc. toll-free at 1-877-858-5407.

SCHEDULE III(b) – Page 2